UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                                FORM 8-K



                             CURRENT REPORT

          Pursuant to Section 13 or 15(d) of The Securities Exchange Act
                                of 1934


         Date of Report (Date of earliest event reported): April 20, 2000



                               MFB Corp.
           (Exact name of registrant as specified in its charter)




                               INDIANA

            (State or other jurisdiction of incorporation)




              0-23374                                35-1907258
        (Commission File Number)         (IRS Employer Identification No.)


                121 South Church Street
                Post Office Box 528
                Mishawaka, Indiana                              46544

                (Address of principal executive offices)        (Zip Code)



       Registrant's telephone number, including area code:  (219) 255-3146


Item 5. Other Events.



        Pursuant to General Instruction F to Form 8-K, the press release issued April 20, 2000 concerning the Second Quarter Earnings and cash dividend announcement is incorporated herein by reference and is attached hereto as Exhibit 1.




Item 7. Financial Statements and Exhibits.



        (c)     Exhibits

                Exhibit  1 -- Press Release dated April 20, 2000.




SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                        _______________________________________
                            Timothy C. Boenne, Vice President



Dated:  April 20, 2000




















          April 20, 2000                 Point of Contact: Charles J. Viater


                 MFB  Corp. ANNOUNCES SECOND QUARTER EARNINGS
                            AND QUARTERLY DIVIDEND

                   Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC),(the "Corporation"), parent company of MFB Financial (the "Bank"), today reported consolidated net income of $724,000 or $ .51 diluted earnings per common share for the three months ended March 31, 2000, compared to $594,000 or $ .40 diluted earnings per common share for the three months ended March 31, 1999, an earnings per share increase of 27.50%. Net income for the six months ended March 31, 2000 was $1,413,000 or $ .99 diluted earnings per share compared to $1,257,000 or $ .86 diluted earnings per share for the six months ended March 31, 1999, representing a 15.1% year to date earnings per share increase.

                  Net interest income after provision for loan losses for the most recent three and six month periods totaled $2.8 million and $5.6 million compared to $2.3 million and $4.6 million for the same periods one year ago. During the three months ended March 31, 2000 total interest income increased by $937,000 compared to the same period one year ago, primarily as a result of increased volumes of loans receivable, particularly commercial and consumer loans. Commercial and consumer loan receivables, including home equity and second mortgage loans, increased $42.1 million and mortgage loan receivables increased $28.0 million from March 31, 1999 to March 31, 2000. Total interest expense increased $383,000 reflecting the growth in savings account deposits. For the six months ended March 31, 2000 total interest income increased $1.5 million while total interest expense increased $441,000.

                   Noninterest income increased from $286,000 and $590,000 for the three and six months ended March 31, 1999 to $302,000 and $659,000 for the most recent three and six month periods. These increases are primarily due to fees generated from the increasing number of core deposit account relationships and income generated from the Bank's trust department formed in 1999. Noninterest expenses increased from $1.6 million during the three months ended March 31, 1999 to $2.0 million during the three months ended March 31, 2000, and from $3.1 million to $4.0 million for the comparable six month periods. The noninterest expense increases are primarily attributable to staffing increases, renovated facilities to support lending operations, expenses associated with the opening of a new full service office during the first quarter of 2000, and expenses incurred in the offering of additional services to the Banks' customers.

                  The Corporation has increased total assets from $346.5 million as of September 30, 1999 to $382.6 million as of March 31, 2000, an increase of $36.1 million (or 10.4%). Total net loans increased from $277.5 million to $307.8 million during this same six month period, an increase of $30.3 million (or 10.9%). The loan growth has been funded primarily by the growth in total savings deposits, securities sold under agreements to repurchase and additional borrowings through Federal Home Loan Bank advances.

                   Total shareholders' equity increased from $31.2 million as of September 30, 1999 to $31.5 million as of March 31, 2000 mainly from net income of $1.4 million offset by the repurchase of 39,600 shares of outstanding common stock during this period at a cost of $700,000, cash dividend payments of $262,000 and a $256,000 adjustment to reflect the decrease in the market value of securities available for sale, net of tax.

                   While achieving substantial growth, the Corporation continues to maintain asset quality that compares favorably to its industry peer group. The ratio of nonperforming assets to total assets as of March 31, 2000 was .05% compared to .05% as of March 31, 1999.

                    In addition, MFB Corp. announced today that the Corporation has declared a cash dividend of $ .095 per share of Common Stock for the quarter ended March 31, 2000. The dividend is payable on May 16, 2000 to holders of record on May 2, 2000.

                    The Bank is a wholly owned subsidiary of MFB Corp. providing retail and small business financial services to the Michiana area through its main office in Mishawaka and six banking centers located in St. Joseph and Elkhart counties.


                         MFB CORP. AND SUBSIDIARY
                  Consolidated Balance Sheets (Unaudited)
                  March 31, 2000 and September 30, 1999
                            (in thousands)

                                                   March 31,     September 30,
                                                     2000             1999
ASSETS
Cash and due from financial institutions        $    7,996      $    6,316
Interest-bearing deposits in other financial
 institutions - short term                           1,029           5,746
        Total cash and cash equivalents              9,025          12,062
Interest-bearing time deposits in other
 financial institutions                                  -           1,000
Securities available-for-sale                       32,347          38,170
Securities held to maturity                         18,738           3,984
Federal Home Loan Bank (FHLB) stock, at cost         5,711           5,511
Loans held for sale, net                             4,180           8,062
Loans receivable, net                              303,614         269,464
Accrued interest receivable                          1,617           1,364
Premises and equipment, net                          4,653           4,414
Mortgage Servicing Rights, net                         446             412
Investment in limited partnership                    1,168           1,213
Other assets                                         1,116             798

        Total Assets                              $382,615        $346,454

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
        Deposits
             Noninterest-bearing demand deposits  $ 10,653        $  7,358
             Savings, NOW and MMDA deposits         59,383          52,409
             Other time deposits                   164,721         141,640
                   Total deposits                  234,757         201,407
        Securities sold under agreements to
         repurchase                                  7,958           6,566
        Other borrowings                           104,726         104,226
        Advances from borrowers for taxes
         and insurance                               2,340           2,111
        Accrued expenses and other liabilities       1,303             962
            Total Liabilities                      351,084         315,272

Shareholders' Equity
       Common Stock, 5,000,000 shares authorized;
        shares issued: 1,689,417-3/31/00 and 9/30/99
        shares outstanding: 1,380,449 - 3/31/00,
                            1,420,049 - 9/30/99     13,071          13,016
       Retained earnings - substantially restricted 26,571          25,420
       Accumulated other comprehensive income (loss),
        net of tax                                    (974)           (718)
        Unearned Employee Stock Ownership Plan
        (ESOP) shares                                 (123)           (223)
        Treasury Stock,308,968 common shares-3/31/00
                      269,368 common shares-9/30/99  (7,014)        (6,313)
     Total shareholders' equity                      31,531         31,182

Total Liabilities and Shareholders' Equities       $382,615       $346,454


                           MFB CORP. AND SUBSIDIARY
               Consolidated Statement of Income (Unaudited)
         Three Months and Six Months Ended March 31, 2000 and 1999
                             (in thousands)


                                               Three Months     Six Months
                                             Ended March 31  Ended March 31
                                             2000    1999    2000    1999
Total interest income                        $6,894  $5,957 $13,413 $11,917

Total interest expense                        3,972   3,589   7,656   7,215

Net interest income                           2,922   2,368   5,757   4,702

Provision for loan losses                        80      45     155      90

Net interest income after provision
 for loan losses                              2,842   2,323   5,602   4,612

Total non-interest income                       302     286     659     590

Total non-interest expense                    1,985   1,594   3,995   3,061

Income before income taxes                    1,159   1,015   2,266   2,141

Income tax expense                              435     421     853     884

        Net Income                             $724    $594  $1,413  $1,257



Basic Earnings per common share               $ .52   $ .42  $ 1.00   $ .88

Diluted Earnings per common share             $ .51   $ .40   $ .99   $ .86
